EXHIBIT (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK
(NOT TO BE USED FOR SIGNATURE GUARANTEES)
OF
NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
AT $11.00 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON MARCH 19, 2004, UNLESS THE OFFER IS EXTENDED.

        This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock, par value $0.001 per share, of National Medical Health Card Systems, Inc. are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions (as defined below) only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

CONTINENTAL STOCK TRANSFER & TITLE COMPANY

By Mail, Overnight Delivery or Hand:	By Facsimile Transmission:
Continental Stock Transfer and Trust Company 17 Battery Place New York, New York 10004	(Eligible Institutions only. See Instruction 1) (212) 509-5150

Confirm By Telephone:
(800) 509-5586 (8:00 a.m. to 5:00 p.m.)
(212) 509-4000

        Delivery of this instrument to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery. Deliveries to National Medical Health Card Systems, Inc. will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Depository Trust Company will not constitute valid delivery to the Depositary.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to National Medical Health Card Systems, Inc., a Delaware corporation ("Health Card"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 19, 2004 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, $0.001 par value (the "Shares"), of Health Card listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

If Shares will be tendered by book-entry transfer:
Name of Tendering Institution:

AREA CODE AND TELEPHONE NUMBER
Account No. at The Depository Trust Company
SIGNATURE(S)

Number of Shares	Name(s) (Please Print):

Certificate Nos.: (if available)	Address(es):

(INCLUDING ZIP CODE)

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association, or other "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Eligible Institution"), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three trading days on The Nasdaq Stock Market, Inc.'s National Market System after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:
(PLEASE PRINT)

Title:

Address:
(CITY, STATE, ZIP CODE)

Area Code and Telephone Number:

Dated:                            , 2004

NOTE:    DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.